UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2012

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#562 – 800 15355 24th Avenue, Surrey, British Columbia, Canada	V4A 2H9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 560-1503

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On February 28, 2013, we issued 1,481,136 units at a purchase price of USD$0.17 per unit, for total proceeds of USD$251,793.12. Each unit consists of one common share and one half of one non-transferable common share purchase warrant. Each whole common share purchase warrant is exercisable for the purchase of one share for a period of 24 months from the date of closing at a price of USD$0.40 per share or five (5) business days after our company’s common stock trades at least one (1) time per day on the FINRA Over-the-Counter Bulletin Board at a price equal to or above USD$0.60 per share for seven (7) consecutive trading days.

We issued 1,451,136 units of the private placement to seventeen (17) non U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933. The remaining 30,000 units of the private placement were issued to one (1) U.S. individual (as that term is defined in Section 4(2) of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

We issued an aggregate of 4,406,137 common shares in the December and February private placements, representing approximately 8.0 % of our company’s current issued and outstanding shares of common stock of 54,764,276 on a non-diluted basis.

On December 11, 2012, we issued 2,925,001 units at a purchase price of USD$0.12 per unit, for total proceeds of USD$351,000.12. Each unit consists of one share of our common stock and one non-transferable common share purchase warrant. Each whole common share purchase warrant is exercisable for the purchase of one share for a period of 24 months from the date of closing at a price of USD$0.20 per Share or five (5) business days after our company’s common stock trades at least one (1) time per day on the FINRA Over-the-Counter Bulletin Board at a price equal to or above USD$0.40 per Share for seven (7) consecutive trading days.

We issued 2,883,001 units of private placement to twenty (20) non U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933. The remaining 42,000 units were issued to one (1) U.S. individual (as that term is defined in Section 4(2) of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President, Chief Executive Officer, Chief Financial Officer,
Secretary, Treasurer and Director

Date: March 13, 2013